EXHIBIT 99.1

NEWS RELEASE

Ivanhoe Energy Receives Process Clarity on Shallow SAGD Projects from the Alberta Energy Regulator

CALGARY, ALBERTA (December 16, 2013) Ivanhoe Energy (TSX: IE; NASDAQ: IVAN) announced today that it has learned that the Alberta Energy Regulator (AER) intends to develop a new long-term policy for reviewing shallow steam assisted gravity drainage (SAGD) applications in Alberta. Following discussions with each affected industry applicant, and by the end of January 2014, the AER plans to publish interim guidelines. Then, following extensive industry and stakeholder engagement, the AER will develop a long-term policy. This decision and process affects all shallow SAGD projects, not just Ivanhoe’s Tamarack project.

Ivanhoe Energy began the regulatory process in November 2010, was informed that its application was complete by Alberta Environment and Sustainable Resource Development (AESRD) in January 2013, and enhanced its application with an addendum in August 2013.  The addendum included results from the testing and coring of three additional wells and 3D seismic data from a portion of the project’s area.  Ivanhoe met with the AER on December 13, 2013 and was advised that the project would not continue to be processed until 3D seismic has been collected and interpreted over the entire initial development area and the maximum operating pressure meets the interim guidelines.

In light of these new standards, Ivanhoe will review the project and consider its next steps. The Company will communicate those steps as soon as they are finalized. Ivanhoe believes that the Tamarack project is economically attractive and poses no operational, environmental or safety concerns.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). Core operations are in Canada, United States, and Ecuador, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures,  statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTL® technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2012 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

For further information contact:

Ivanhoe Energy
Hilary McMeekin
Manager, Corporate Communications
(403) 817 1108
hmcmeekin@ivanhoeenergy.com